Exhibit 3.3

AMENDED AND RESTATED BYLAWS

OF

FLEXSHOPPER, INC.

As amended January 30, 2007

Article 1
OFFICES

SECTION 1.01         Registered Office. The registered office of FlexShopper, Inc. (the “Corporation”) shall be in such place within the State of Delaware as the Board of Directors (the “Board”) may from time to time determine.

SECTION 1.02         Principal Office. The Corporation may have offices also at such other places within and without the State of Delaware as the Board may from time to time determine or as the business of the Corporation may require.

SECTION 1.03         Other Offices. The Corporation may establish any additional offices, at any place or places, as the Board may designate or as the business of the Corporation shall require.

Article 2
MEETINGS OF STOCKHOLDERS

SECTION 2.01         Place. Meetings of the stockholders of the Corporation (the “Stockholders”) shall be held at such place either within or without the State of Delaware as shall be designated from time to time by a resolution of a majority of the Board.

SECTION 2.02         Annual Meetings. The annual meeting of the Stockholders shall, unless otherwise provided by the Board, be held on the third Tuesday in May each year. At each annual meeting of the Stockholders, the Stockholders shall elect directors, vote upon the ratification of the selection of the independent auditors selected for the Corporation for the then current fiscal year of the Corporation, and transact such other business as may properly be brought before the meeting.

SECTION 2.03         Notice of Meetings. Notice of the place, if any, date, and time of all meetings of the Stockholders, and the means of remote communications, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each holder of Voting Stock entitled to vote at such meeting, except as otherwise provided herein or required by law. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

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SECTION 2.04         Special Meetings. Special meetings of the Stockholders may be called by the chief executive officer or the president or by resolution of the Board and, subject to any contrary provision in the Certificate of Incorporation and to the procedures set forth in this section, shall be called by the chief executive officer or the secretary at the request in writing of Stockholders owning a majority of the voting power of the then outstanding Voting Stock. Any such resolution or request shall state the purpose or purposes of the proposed meeting. Such meeting shall be held at such time and date as may be fixed by a resolution of a majority of the Board. The Board may postpone fixing the time and date of a special meeting to be held at the request of Stockholders in order to allow the secretary to determine the validity of such request, provided, that if such request is determined to be valid, then the Board shall fix the date of such special meeting to be no later than 90 days after such determination. For the purposes of these Bylaws, the term “Voting Stock” shall have the meaning of such term set forth in the Certificate of Incorporation or, if not defined therein, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

SECTION 2.05         Business Transacted. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice.

SECTION 2.06         List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared and made, at least ten days before every meeting of Stockholders, a complete list of the holders of Voting Stock entitled to vote at said meeting, arranged in alphabetical order with the address of and the number of voting shares registered in the name of each. Such list shall be open for ten days prior to the meeting to the examination of any Stockholders, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held, and shall be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

SECTION 2.07         Quorum. Except as otherwise provided by these Bylaws, the presence of the holders of a majority of the outstanding Voting Stock entitled to vote at any meeting of the Stockholders, in person or by proxy, shall constitute a quorum for the transaction of business. On all questions, the Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to result in less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, the holders of Voting Stock present in person or by proxy and entitled to vote at the meeting may, by majority vote, or, in the absence of all Stockholders, any officer entitled to preside at the meeting, shall have the power to adjourn the meeting from time to time until holders of the requisite amount of Voting Stock shall be present in person or by proxy. When specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.

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SECTION 2.08         Vote Required. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the Voting Stock present in person or represented by proxy shall decide any questions brought before such meeting, except as otherwise provided by statute or the Certificate of Incorporation.

SECTION 2.09         Proxies. Each holder of Voting Stock entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of such meeting, at or prior to the time designated in the order of business for so delivering such proxies. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

SECTION 2.10         Inspectors of Election. In advance of any meeting of the stockholders, the Board or the presiding officer of such meeting may appoint one or more inspectors of election to act at such meeting or at any adjournments thereof and make a written report thereof. One or more persons may also be designated by the Board or such presiding officer as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of such meeting shall appoint one or more inspectors to act at such meeting. No director or nominee for the office of director at such meeting shall be appointed an inspector of election. Each inspector, before entering on the discharge of the inspector’s duties, shall first take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such person’s ability. The inspectors of election shall, in accordance with the requirements of the Delaware General Corporation Law, (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period and file with the secretary of the meeting a record of the disposition of any challenges made to any determination by the inspectors, and (e) make and file with the secretary of the meeting a certificate of their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

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SECTION 2.11         Procedures for Meetings. Meetings of Stockholders shall be presided over by the chief executive officer or in his or her absence by a presiding officer designated by the Board, or in the absence of such designation by a presiding officer chosen at the meeting. The secretary shall act as secretary of the meeting, but in his or her absence the presiding officer of the meeting may appoint any person to act as secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be announced at such meeting by the presiding officer. The Board may adopt by resolution such rules or regulations for the conduct of meetings of Stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the presiding officer of any meeting of Stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to Stockholders of record, their duly authorized and constituted proxies or such other persons as the presiding officer shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (e) limitations on the time allotted to questions or comments by participants.

SECTION 2.12         Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Voting Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those holders of Voting Stock who have not consented in writing.

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SECTION 2.13         Notice of Stockholder Nomination and Stockholder Business. At an annual meeting of the Stockholders, only such persons who are nominated in accordance with the procedures set forth in this section shall be eligible to stand for election as directors and only such business shall be conducted as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Nominations of persons for election to the Board of the Corporation and the proposal of business to be considered by the Stockholders at an annual meeting of Stockholders may be made (a) pursuant to the Corporation’s notice of meeting, including matters covered by Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), (b) by or at the direction of the Board or (c) by any Stockholder of the Corporation who was a holder of Voting Stock of record at the time of giving of notice by the Stockholder as provided in this section, who is entitled to vote at the meeting, and who complies with the notice provision set forth in this section. A notice of the intent of a Stockholder to make a nomination or to bring any other matter before an annual meeting must be made in writing and received by the secretary of the Corporation no earlier than the 75th day and not later than the close of business on the 45th day prior to the first anniversary of the date of mailing of the Corporation’s proxy statement for the prior year’s annual meeting. However, if the date of the annual meeting has changed by more than 30 days from the date it was held in the prior year or if the Corporation did not hold an annual meeting in the prior year, then such notice must be received a reasonable time before the Corporation mails its proxy statement for the annual meeting. Every such notice by a Stockholder shall set forth (i) the name and address of such Stockholder as they appear on the Corporation’s books and the class and number of shares of the Corporation’s Voting Stock that are owned beneficially and of record by such Stockholder, (ii) a representation that the Stockholder is a holder of the Corporation’s Voting Stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice; (iii) with respect to notice of an intent to make a nomination, a description of all arrangements or understandings among the Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder, and such other information regarding each nominee proposed by such Stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board; and (iv) with respect to notice of an intent to bring up any other matter, a description of the matter, the reasons for conducting such business at the meeting and any material interest of the Stockholder in the matter. Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to be named in a proxy statement as a nominee and to serve as director of the Corporation if so elected. Except as otherwise provided by law or by the Certificate of Incorporation, the presiding officer of the meeting shall have the power and authority to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and whether such matter is an appropriate subject for Stockholder action under applicable law, and, if it was not, to declare that such proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this section, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this section. Nothing in this section shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement in accordance with Rule 14a-8 under the Exchange Act or the holders of any series of preferred stock to elect directors under circumstances specified in the Certificate of Incorporation.

SECTION 2.14         Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to Stockholders, any notice to Stockholders given by the Corporation under any law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission then consented to by the Stockholder to whom the notice is given.

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Article 3
DIRECTORS

SECTION 3.01         Number. The number of directors of the Corporation shall be such number as fixed from time to time by resolution of the Board; provided, however, no decrease in the number of directors shall shorten the term of any incumbent directors. The directors shall be elected at the annual meeting of the Stockholders, except as otherwise provided by statute, the Certificate of Incorporation or Section 3.02 of these Bylaws, and each director shall hold office until a successor is elected and qualified or until such director’s earlier resignation or removal.

SECTION 3.02         Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and, except as otherwise provided by statute or the Certificate of Incorporation, each of the directors so chosen shall hold office until the next annual election and until a successor is elected and qualified or until such director’s earlier resignation or removal.

SECTION 3.03         Authority. The business of the Corporation shall be managed by or under the direction of the Board, which shall exercise such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by Stockholders.

SECTION 3.04         Place of Meeting. The Board or any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware.

SECTION 3.05         Annual Meeting. A regular meeting of the Board shall be held immediately following the adjournment of the annual meeting of Stockholders. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum is present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board.

SECTION 3.06         Regular Meetings. Except as provided in Section 3.05, regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

SECTION 3.07         Special Meetings. Special meetings of the Board may be called by the chief executive officer, secretary, or the president and shall be called by the chief executive officer or the secretary on the written request of at least three directors. Notice of special meetings of the Board shall be given to each director at least three calendar days before the meeting if by mail or at least the calendar day before the meeting if given in person or by telephone, facsimile, telegraph, telex or similar means of electronic transmission. The notice need not specify the business to be transacted.

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SECTION 3.08         Emergency Meetings. In the event of an emergency which in the judgment of the chief executive officer or the president requires immediate action, a special meeting may be convened without notice, consisting of those directors who are immediately available in person or by telephone and can be joined in the meeting in person or by conference telephone. The actions taken at such a meeting shall be valid if at least a quorum of the directors participates either personally or by conference telephone.

SECTION 3.09         Quorum; Vote Required. At meetings of the Board, a majority of the directors at the time in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.10         Chairman of the Board. The Board may elect one of its members to be chairman of the board or may elect two of its members each to have the title co-chairman of the board, and may fill any vacancy in the position of chairman of the board or co-chairman of the board at such time and in such manner as the Board shall determine. The chairman of the board or co-chairmen of the board, as applicable, may but need not be an officer of or employed by the Corporation. Unless the resolutions appointing the chairman of the board or co-chairmen of the board, as applicable, specify that the chairman of the board or co-chairmen of the board shall be officers, the chairman of the board or co-chairmen of the board, as applicable, shall not be officers. The chairman of the board, if such be elected, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as be from time to time assigned to him by the Board. If there shall be two persons serving as co-chairmen of the board, one of them, as agreed upon by both, shall preside at all meetings of the Board and each and shall perform such other powers and duties as be from time to time assigned to him by the Board.

SECTION 3.11         Committees. The Board may, by resolution adopted by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. All committees may authorize the seal of the Corporation to be affixed to all papers which may require it. To the extent provided in any resolution or by these Bylaws, subject to any limitations set forth under the laws of the State of Delaware and the Certificate of Incorporation, any such committee shall have and may exercise any of the powers and authority of the Board in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Unless the Board designates one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, the members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member of such committee. At meetings of any such committee, a majority of the members or alternate members of such committee shall constitute a quorum for the transaction of business, and the act of a majority of members or alternate members present at any meeting at which there is a quorum shall be the act of the committee.

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SECTION 3.12         Minutes of Committee Meetings. The committees shall keep regular minutes of their proceedings and, when requested to do so by the Board, shall report the same to the Board.

SECTION 3.13         Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all the members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

SECTION 3.14         Participation by Conference Telephone. The members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 3.15         Compensation of Directors. The directors may be paid their expenses of attendance at each meeting of the Board or of any special or standing committee thereof. The Board may establish by resolution from time to time the fees to be paid to each director who is not an officer or employee of the Corporation or any of its subsidiaries for serving as a director of the Corporation, for serving on any special or standing committee of the Board, and for attending meetings of the Board or of any special or standing committee thereof. No such payment shall preclude any such director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 3.16         Removal. Subject to any limitations imposed by applicable law or by the Certificate of Incorporation, the Board or any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the then outstanding Voting Stock.

Article 4
NOTICES

SECTION 4.01         Giving of Notice. Notice to directors and Stockholders shall be deemed given: (a) if mailed, when deposited in the United States mail, postage prepaid, directed to the Stockholder or director at such Stockholder’s or director’s address as it appears on the records of the corporation; (b) if by facsimile telecommunication, when directed to a number at which the Stockholder or director has consented to receive notice; (c) if by electronic mail, when directed to an electronic mail address at which the Stockholder or director has consented to receive notice; (d) if by a posting on an electronic network together with separate notice to the Stockholder or director of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (e) if by any other form of electronic transmission, when directed to the Stockholder or director.

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SECTION 4.02         Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Article 5
OFFICERS

SECTION 5.01         Selection of Officers. The officers of the Corporation shall be chosen by the Board at its first meeting after each annual meeting of Stockholders and shall be a chief executive officer, a president, one or more vice presidents, a secretary, a treasurer or chief financial officer, and such other officers as may from time to time be appointed by the Board. Any number of offices may be held by the same person. The salaries of officers appointed by the Board shall be fixed from time to time by the Board or by such officers as may be designated by resolution of the Board.

SECTION 5.02         Powers and Duties in General. The officers, assistant officers and agents shall each have such powers and perform such duties in the management of the affairs, property and business of the Corporation, subject to the control and limitation by the Board, as is designated by these Bylaws and as generally pertain to their respective offices, as well as such powers and duties as may be authorized from time to time by the Board.

SECTION 5.03         Term of Office; Resignation; Removal Vacancies. The officers of the Corporation shall hold office at the pleasure of the Board. Each officer shall hold office until a successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by the Board. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board.

SECTION 5.04         Chief Executive Officer. The chief executive officer of the Corporation shall have the responsibility for the general and active management and control of the affairs and business of the Corporation, shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to the chief executive officer by the Board, and shall see that all orders and resolutions of the Board are carried into effect. The chief executive officer shall have the authority to sign all certificates of stock, bonds, deeds, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers and agents of the Corporation.

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SECTION 5.05         President. The president will be the chief operating officer and shall perform all duties and have all powers which are commonly incident to the office of president or chief operating officer or which are delegated to the president by the Board or the chief executive officer, and shall see that all orders and resolutions of the Board are carried into effect. In the absence or disability of the chief executive officer, the president shall perform the duties and exercise the powers of the chief executive officer. The president shall have the authority to sign all certificates of stock, bonds, deeds, contracts and other instruments of the Corporation that are authorized.

SECTION 5.06         Vice Presidents. The vice presidents shall act under the direction of the chief executive officer and in the absence or disability of both the chief executive officer and the president shall perform the duties and exercise the powers of the chief executive officer. They shall perform such other duties and have such other powers as the chief executive officer or the Board may from time to time prescribe. A vice president may be designated as general counsel who shall serve as the chief legal officer and have general supervision over the Corporation’s legal affairs. The Board may designate one or more executive or senior vice presidents or may otherwise specify the order of seniority of the vice presidents, and in that event the duties and powers of the chief executive officer shall descend to the vice presidents in such specified order of seniority.

SECTION 5.07         Secretary. The secretary shall act under the direction of the chief executive officer. Subject to the direction of the chief executive officer, the secretary shall attend all meetings of the Board and all meetings of the Stockholders and record the proceedings in a book to be kept for that purpose, and the secretary shall perform like duties for the standing committees of the Board when requested to do so. The secretary shall give, or cause to be given, notice of all meetings of the Stockholders and special meetings of the Board, shall have charge of the original stock books, stock transfer books and stock ledgers of the Corporation, and shall perform such other duties as may be prescribed by the chief executive officer or the Board. The secretary shall have custody of the seal of the Corporation and cause it to be affixed to any instrument requiring it, and when so affixed, it may be attested by the secretary’s signature. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

SECTION 5.08         Chief Financial Officer or Treasurer. The chief financial officer or treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares, and shall send or cause to be sent to the Stockholders such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all reasonable times be open for inspection by any director. The chief financial officer or treasurer shall also perform such other duties as the Board may from time to time prescribe.

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SECTION 5.09         Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the chief executive officer or any other officer of the Corporation authorized by the chief executive officer shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of Stockholders or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

Article 6
CERTIFICATES OF STOCK

SECTION 6.01         Issuance. The stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution for any or all of the stock to be uncertificated shares.

SECTION 6.02         Facsimile Signatures. If a certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to certificates of stock.

SECTION 6.03         Lost Certificates, Etc. The Corporation may establish procedures for the issuance of a new certificate of stock in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed and may in connection therewith require, among other things, the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and the giving by such person to the Corporation of a bond in such sum as may be specified pursuant to such procedures as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 6.04         Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it shall be satisfied that all provisions of the Certificate of Incorporation, the Bylaws and the laws regarding the transfer of shares have been duly complied with, to issue a new certificate to the person entitled thereto or provide other evidence of the transfer, cancel the old certificate and record the transaction upon its books.

SECTION 6.05         Registered Stockholders. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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SECTION 6.06         Record Date for Consents. In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix, in advance, a record date, which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. Any record holder of Voting Stock seeking to have the Stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the Board to fix a record date. The Board shall promptly, but in all events within ten days after the date on which such request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within ten days after the receipt of such request and no prior action by the Board is required by applicable law, then the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its headquarters office to the attention of the secretary. Delivery shall be by hand or certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining Stockholders entitled to consent shall be at the close of business on the date on which the Board adopts the resolution taking such prior action. The Board may postpone action by written consent in order to allow the secretary to conduct a reasonable and prompt investigation to ascertain the legal sufficiency of the consents. The secretary may designate an independent inspector of election to conduct such investigation.

SECTION 6.07         Record Dates. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty or less than ten days before the date of such meeting, and not more than sixty days prior to any other action. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Article 7
MISCELLANEOUS

SECTION 7.01         Declaration of Dividends. Dividends upon the shares of the capital stock of the Corporation may be declared and paid by the Board from the funds legally available therefor. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.

SECTION 7.02         Reserves. The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for such purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve.

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SECTION 7.03         Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

SECTION 7.04         Seal. The corporate seal shall be in such form as the Board shall prescribe. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 7.05         Inspection of Books and Records by Directors. Any director shall have the right to examine the Corporation’s stock ledger, a list of its Stockholders and its other books and records for a purpose reasonably related to his position as a director. Such right to examine the records and books of the Corporation shall include the right to make copies and extract therefrom.

Article 8
INDEMNIFICATION

SECTION 8.01         Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust, nonprofit entity, or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. The Corporation shall be required to indemnify a person and/or advance expenses under Section 8.02 below in connection with a proceeding (or part thereof) initiated by such person against the Corporation only if the proceeding (or part thereof), other than a proceeding in accordance with Section 8.03 below, was authorized by the Board of Directors of the Corporation.

SECTION 8.02         Advance of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by any present or former officer or director of the Corporation in defending any proceeding in advance of its final disposition, provided, however, that such advance of expenses shall be made only upon receipt of an undertaking by the officer or director to repay all amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified.

SECTION 8.03         Claims. If a claim for indemnification or payment of expenses (including attorneys’ fees) under this Article 8 is not paid in full within sixty days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

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SECTION 8.04         Insurance. The Board of Directors of the Corporation may, in its discretion, authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 8.01.

SECTION 8.05         Non-exclusivity of Rights. The right conferred on any person by this Article 8 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Article 9
AMENDMENTS

SECTION 9.01         By the Stockholders. Except as otherwise provided by statute or the Certificate of Incorporation, these Bylaws may be amended by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class at any annual or special meeting of the Stockholders, provided that notice of intention to amend shall have been contained in the notice of the meeting.

SECTION 9.02         By the Board. The Board by a resolution of a majority of the Board at any meeting may amend these Bylaws, including bylaws adopted by the Stockholders, but the Stockholders may, except as otherwise provided by statute or the Certificate of Incorporation, from time to time specify particular provisions of the Bylaws which shall not be amended by the Board.

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